EXHIBIT 23.2

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Fine Host Corporation

We consent to the use in this Registration Statement of Fine Host Corporation on Form S-1 of our report dated May 24, 1996 included in or made a part of this Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Registration Statement.

Deloitte & Touche LLP
New York, New York
May 31, 1996

                                                                    EXHIBIT 23.2
                                                                     (CONTINUED)

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Fine Host Corporation

We consent to the use in this Registration Statement of Fine Host Corporation on Form S-1 of our report on the financial statements of Sun West Services, Inc., dated March 15, 1996 (March 25, 1996 as to the last paragraph of Notes 3 and 9) included in or made a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.

Deloitte & Touche LLP
New York, New York
March 31, 1996

                                                                EXHIBIT 23.2
                                                                (CONTINUED)

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Fine Host Corporation

We consent to the use in this Registration Statement of Fine Host Corporation on Form S-1 of our report on the financial statements of Creative Food Management, Inc., dated July 29, 1994 included in or made a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.

Deloitte & Touche LLP
New York, New York
May 31, 1996